SALE AND PURCHASE AGREEMENT
                               AND
                       ESCROW INSTRUCTIONS

                DATE OF AGREEMENT:  June 2, 1999



SELLER:             MARIE CALLENDER PIE SHOPS, INC.

                    a California corporation
Address:            1100 Town & Country Road,  Suite 1300
                    Orange, California  92868

                    Telephone:  (714) 542-3355


PURCHASER:          AEI FUND MANAGEMENT, INC. OR ASSIGNS

Address:            1300 MN World Trade Center
                    30 East Seventh Street
                    St. Paul, MN  55101
                    Attention: Robert P. Johnson, Pres.

Telephone:          Telephone:  (651) 227-7333



ESCROW AGENT:       Commonwealth Land Title Insurance Company
                    200 West Santa Ana Boulevard, Suite 100
                    Santa Ana, California  92701
                    Atten: Debi Calmelat

                    Telephone:     714.835-8511
                    Facsimile:     714.835-4201



OPENING DATE:               June 15, 1999
                    (To Be Inserted By Escrow Agent)


RECITALS


A. Seller is the owner of those certain real properties, individually or collectively, listed below and legally described on Exhibits "A-1, A-2 and A-3" ("Properties"), together with all improvements thereon, and all the rights, easements, and appurtenances pertaining thereto, including, without limitation, any right, title and interest of Seller in and to adjacent streets, alleys or rights of way:



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STORE NAME & NUMBER   LOCATION                 PURCHASE PRICE


1.   Gresham  #247    Farris Road              $1,620,000
                      Gresham, OR


2.   Henderson  #245  Warm Springs Road           $1,720,000
                      Henderson, NV


3.   Amarillo  #261   4111 Wolfin Avenue          $1,620,000.
                      Amarillo, TX


B. Seller desires to sell the Properties to Purchaser, and Purchaser desires to purchase the Properties from Seller, upon the terms and conditions set forth herein.

C. It is the intent of the parties that, contemporaneous with the Closing, as defined in this Agreement, Seller shall lease the Properties from the Purchaser pursuant to the terms and conditions stated in the form lease agreement attached hereto as Exhibit "B" ("Lease"). A separate Lease will be signed for each Property purchased, subject only to those modifications of the attached form which are necessary for each Lease to comply with local laws and regulations.

AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Purchase and Sale; Purchase Price; Terms of Payment.

     1.1  Purchase and Sale.

Seller agrees to sell and Purchaser agrees to purchase the Properties on the terms and conditions set forth in this Agreement and further agree that Purchaser may purchase all, some or none of the Properties.

     1.2  Purchase Price.

The purchase price which Purchaser agrees to pay for each Property is the amount set forth in Recital A, under the heading
"Purchase Price" beside the Name, Location and Year Built for the respective Property ("Purchase Price(s)").

     1.3  Terms of Payment.

The Purchase Price shall be payable as follows:

          1.3.1     Earnest Money Deposit.

Upon execution of this Agreement by both parties and receipt by Purchaser of a copy hereof signed by Seller, $10,000 in immediately available funds shall be deposited for each Property (a total of $30,000) with Escrow Agent as an earnest money deposit ("Earnest Money Deposit"). Upon receipt of the Earnest Money Deposit, Escrow Agent shall immediately deposit same in a


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federally  insured  account and open an escrow  account  for  the transactions contemplated hereby. Any interest earned on escrowed funds shall remain the property of, and be paid to, Purchaser.

          1.3.2     Closing Payment.

An  amount equal to the difference between the Purchase Price and
the  Earnest  Money  Deposit  shall  be  paid  by  Purchaser   in
immediately available funds at Closing ("Closing Payment").

     1.4  Rent.

The annual rental shall be an amount equal to 9.5% of the Purchase Price (minus $20,000) for each Property, payable in equal monthly installments. The annual rent for each Property shall increase by five percent (5%) beginning in the sixth and eleventh lease years.

2.   Closing.

The closing of this transaction ("Closing") shall occur, at the offices of Escrow Agent located at Commonwealth Land Title Insurance Company ("Title Company"), attention Debi Calmelat, unless another location is mutually agreed to by the parties, on the date twenty (20) business days following the expiration of the Properties Review Period ("Closing Date"). Either party may participate in the Closing by mail.

3.   Deeds.

At the Closing, Seller shall convey title to the Properties to Purchaser by form of Warranty Deed or Specialty Warranty Deed by which Seller acquired title to the respective Property ("Deed"), subject only to those specific matters approved by Purchaser as herein provided.

4.   Title and Title Insurance.

     4.1  Title Report.

Within seven (7) business days from the Opening Date, Escrow Agent shall deliver a current commitment for title insurance or a preliminary title report ("Title Report") on each Property from Commonwealth Land Title Insurance Company ("Title Insurer") to both Purchaser and Seller. Each such Title Report shall show the status of title to each Property as of the date of the Title Report and shall be accompanied by legible copies of all documents referred to in the Title Report.

     4.2  Title Review Period.

Purchaser shall have a period of time beginning upon Purchaser's receipt of the each Title Report and copies of all documents referred to therein and ending at 5:00 p.m., Central Standard time, fifteen (15) business days thereafter ("Title Review Period"), to review each Title Report and to give Seller and
Escrow Agent notice of any title exceptions which are unacceptable to Purchaser. If Purchaser fails to deliver to Seller notice of objections to any Title Report within such time, such Title Report shall be deemed approved. If Purchaser gives notice of dissatisfaction as to any exception to title as shown in a Title Report, or any amendment thereto, Seller may, but shall not be obligated to, attempt to eliminate the disapproved exception from such Title Report or any amendment thereto prior to the Closing Date. If Seller does not eliminate the disapproved exception prior to the Closing Date, Purchaser's sole and exclusive remedies shall be to either reject the Property covered by the Title Report to which Seller objected by giving Seller and Escrow Agent written notice thereof, or to close such transaction subject to such previously disapproved exception. Notwithstanding the foregoing, if Seller notifies Purchaser in writing of



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its  election not to eliminate a disapproved exception to  title,
Purchaser shall have until the earlier of the Closing Date or five (5) business days after receiving Seller's notice of making its election in writing as described above to either reject the affected Property or proceed to Closing. With respect to any amendments or updates to the Title Report or previous amendments or updates thereto, the same provisions and procedures described above shall apply with respect to Purchaser's review and approval of, and Seller's option to eliminate, disapproved exceptions, except that Purchaser shall have five (5) business days after its receipt of the amendment or update to give its notice of dissatisfaction to any new title exception.

      As to any Property so rejected by Purchaser, Escrow Agent shall, without further instruction from either party, return to Purchaser the portion of the Earnest Money Deposit and any interest earned thereon allocable to such Property ($10,000) and as to such Property the Escrow shall terminate.

     4.3  Owner's Title Policy.

As to each of the Properties not rejected by Purchaser pursuant to Section 4.2, Seller shall cause Escrow Agent to provide Purchaser with a standard coverage owner's policy of title insurance ("Owner's Title Policy") at the Closing or as soon thereafter as is reasonably possible. The Owner's Title Policy shall be issued by the Title Insurer in the full amount of the Purchase Price, for such Property be effective as of the Closing Date, and shall insure Purchaser that fee simple title to such Property is vested in Purchaser, subject only to: (i) the usual printed exceptions and exclusions contained in such title insurance policies; (ii) the exceptions to title approved or deemed approved by Purchaser as provided for in Section 4.2 of this Agreement; and (iii) any other matter approved in writing by Purchaser or resulting from the acts of Purchaser or Purchaser's agents. The cost of any endorsement to each Owner's Title Policy shall be paid in full by Purchaser.

5.   Feasibility Condition.

     5.1  Properties Review Period.

During  the  period of time beginning after the Opening  Date  of
Escrow and after Seller has met its obligations with respect to document delivery as defined in Section 5.4 hereof and ending at 5:00 PM Central Standard time thirty (30) business days thereafter ("Properties Review Period"), Purchaser shall have the right to enter upon the Properties, (if accompanied by Seller's representative or agent) for the purpose of examination and investigation of the Properties. Subject to Section 5.5 Purchaser, its representatives and agents shall have the right during this Properties Review Period to conduct all testing and examinations it deems necessary to determine the desirability of purchasing the Properties. Purchaser shall have the right during the Properties Review Period to cancel this Agreement with respect to all or any Properties if it is dissatisfied, in its sole and absolute discretion, with the results of its examination of the Properties or any documentation related thereto, or for any other reason. After performing any tests or examinations, Purchaser shall promptly return the Property to the same condition it was in prior to the testing or examination.

     5.2  When Earnest Money Becomes Non-refundable.

On or before the expiration of the Properties Review Period, Purchaser shall give written notice to Seller and Escrow Agent of its election, as to each Property to either cancel this Agreement or to proceed to close the transaction upon the terms and conditions herein. If this Agreement is canceled with respect to one or more of the Properties, but not all of them, then upon written notice by Purchaser to the Escrow Agent, a pro-rata portion of the Earnest Money Deposit, along with any interest earned or accrued thereon, shall be immediately paid by the Escrow Agent to


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the  Purchaser  and this Agreement and the Escrow  Account  shall remain in effect for the balance of the remaining Property or Properties. Upon expiration of the Properties Review Period if Purchaser elects to proceed to close this transaction, as to any Property or all of then the applicable portion of the Earnest Money Deposit allocable to such Property or Properties shall become nonrefundable to Purchaser, except if Seller defaults under this Agreement, subject, however, to the provisions of
Article 4.2 of this Agreement.

     5.3  Indemnification.

All entries on, and inspections or studies of, the Properties shall be at the expense of Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any and all liens, claims, demands, injuries, damages, losses, costs, expenses (including all reasonable attorney fees), or liability incurred by or asserted against the Seller or any of the Properties as a result of any of those entries, inspections or studies, which Purchaser's indemnification shall survive the Closing or any termination of this Agreement.

     5.4  Transfer of Documentation.

Within ten (10) business days after the Opening Date of Escrow, Seller shall provide Purchaser with (and shall transfer upon Closing as part of the purchase herein contemplated) copies of any and all final existing building plans, preliminary or as-built surveys, Phase I environmental and engineering and soils reports, and similar non-privileged documents in the possession of Seller (as specified in the Letter of Intent between the parties dated March 30, 1999) and which relate to the Properties (collectively, the "Properties Documents"). The date upon which all of the Property's Documents have been delivered to Purchaser shall be referred to as the "Properties Documents Delivery Date". In any event, Purchaser shall have not less than 20 business days after the Properties Documents Delivery Date to inspect and approve or reject such documents.

If after the Properties Documents Delivery Date Seller supplies (and if the same shall come to the attention of Seller, the Seller shall so supply) any amendments, updates or corrections to the Properties Documents, Purchaser shall have an additional five
(5) business days after the expiration of the 20-day review period, or after the delivery of such amendments, updates or corrections supplied by Seller, to review and approve any such amendments, updates or corrections.

     5.5  Noninterference with Business.

The Properties are presently occupied by Seller. Notwithstanding anything to the contrary, Purchaser may not conduct any of its tests or examinations during normal business hours except with the prior permission of Seller. Purchaser shall conduct all such tests and examinations so as not to interfere with Seller's business, parking or the access of Seller's customers to the restaurant on the respective Property. No chemicals or hazardous substances shall be used in any testing or examination. No tools or materials shall be left or stored in or around the Properties during the Properties Review Period. Purchaser agrees to indemnify Seller and hold Seller harmless from the cost, liability, expense or injury to person or property arising out of any violation of this Paragraph 5.5 including but not limited to attorney fees.

     5.6  Financing Conditions and Obligations.

There shall be no financing contingency connected with this Agreement.


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6.   Escrow.

     6.1  Establishment of Escrow.

An escrow for this transaction shall be established with Escrow Agent and Escrow Agent is hereby employed by the parties to handle the escrow. This Agreement shall constitute escrow instructions and an original or fully executed copy shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Purchaser and Seller agree to execute the same; however, such instructions shall be construed as applying only to Escrow Agent's employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control.

     6.2  Cancellation of Escrow.

If the escrow fails to close because of Seller's default, Seller shall be liable for all customary escrow cancellation charges. If the escrow fails to close because of Purchaser's default, Purchaser shall be liable for all customary escrow cancellation charges. If the escrow fails to close for any other reason, Seller and Purchaser shall each be liable for one-half (1/2) of all customary escrow cancellation charges.

7.   Closing Costs.

     7.1  Seller's Closing Costs.

Seller will pay the premium for a standard title insurance policy, one-half (1/2) of the Escrow fee and closing costs customarily charged to Seller in the county where the respective
Property is located.

     7.2  Buyer's Closing Costs.

Buyer shall pay one-half (1/2) of the Escrow fee, the premium for any title insurance endorsements, the additional cost of the title insurance premium for extended owner's policy of title insurance, and the costs of recording the Deeds. At Closing, Seller will reimburse Purchaser for its due diligence expenses in fixed amounts equal to $20,000 plus one and one-half percent (1.5%) of: [the Purchase Price of each Property less $20,000] for each Property conveyed to Purchaser upon Closing.

     7.3  Other Costs.

      All other closing costs for each Property shall be borne equally by Seller and Purchaser.

     7.4  Prorations.

Real estate taxes, personal property taxes and assessments, if any, shall be prorated through escrow, as of the Closing Date, and be based upon the latest available information. Any other closing costs shall be paid equally by Purchaser and Seller.

8.   Possession.

Possession of the Properties shall be delivered to Purchaser upon Closing, subject to the respective Leases executed between the parties.



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9.   Brokerage.

Purchaser and Seller warrant and represent to each other that neither has dealt with any real estate broker or salesperson in connection with this transaction. If any person shall assert a claim to a finder's fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the Closing or cancellation and termination of this Agreement and the escrow.

10.  Remedies.

     10.1 Seller's Remedies.

IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE PURCHASER AND SELLER HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGE THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AN AMOUNT EQUAL TO PURCHASEROS EARNEST MONEY DEPOSIT (AN AMOUNT EQUAL TO $10,000 FOR EACH SUCH PROPERTY). THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO
CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

/s/ RPJ                                      /s/ SJ
Purchaser's Initials                     Seller's Initials


     10.2 Purchaser's Remedies.

IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF SELLER, SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH PURCHASER MAY SUFFER. THEREFORE SELLER AND PURCHASER DO HEREBY AGREE THAT PURCHASER SHALL BE ENTITLED TO, AND ESCROW AGENT SHALL DELIVER TO PURCHASER, THE EARNEST MONEY DEPOSIT AND ANY INTEREST EARNED THEREON, AND A REASONABLE ESTIMATE OF THE DAMAGE THAT PURCHASER WOULD SUFFER IN THE EVENT THAT SELLER DEFAULTS SHALL BE, FOR ANY PROPERTY WHICH PURCHASER HAS NOT REJECTED OR AS TO WHICH PURCHASER HAS NOT CANCELED THE ESCROW PURSUANT TO SECTIONS 4.2 OR 5.2, AS PURCHASEROS SOLE AND EXCLUSIVE REMEDY, THAT SELLER SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO $10,000 FOR EACH SUCH PROPERTY. THE



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PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A
FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER. UPON DEFAULT BY SELLER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

/S/ RPJ                                 /s/ SJ
Purchaser's Initials                   Seller's Initials


11.  Opening Date.

The "Opening Date" shall be the date on which the Earnest Money Deposit, together with a fully executed copy or counterpart copies of the Purchase Agreement are received by the Escrow Agent. Escrow Agent is hereby instructed to enter that Opening Date on the first page of this Agreement and return a copy to both Seller and Purchaser.

12.  Seller's Representations and Warranties.

Seller  represents and warrants to Purchaser (and on the  Closing
Date shall be deemed to represent and warrants) as follows:

     12.1 Legal, valid and Binding.

This Agreement and all other instruments or documents executed or delivered with this transaction each constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     12.2 No Approval by Governmental Authority.

No consent, approval, authorization, registration, qualification,
designation,   declaration  or  filing  with   any   governmental
authority is required in connection with the execution and delivery of this Agreement by Seller.

     12.3 No Conflict.

The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Properties is bound or affected; (ii) result in the creation or imposition of any lien, charges or encumbrance, not provided for herein, on or against the Properties or any portion thereof; (iii) to the best of Seller's knowledge constitute or result in the violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller.

     12.4 No Lawsuits.

Seller having undertaken no independent inquiry, there are no actions, suits, proceedings or investigations pending, to the best of Seller's knowledge or threatened, with respect to or in any manner affecting Seller's ownership of the Properties or otherwise affecting any portion thereof, or which will become a cloud on the title to the Properties or question the validity or enforceability of the transaction contemplated herein.



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     12.5 No Leases.

There will be no existing leases and/or tenancies affecting all or any portion of the Properties as of the Closing Date, except for the respective Leases.

     12.6 No Mechanics Liens.

Seller hereby agrees to indemnify Purchaser from and against any and all claims of third parties, including costs and reasonable attorneys' fees and from all mechanics' liens in connection with the Properties, whose claim or claim of lien arises from labor or material provided to the Properties prior to Closing or pursuant to a contract entered into with Seller prior to Closing.

     12.7 Non-Foreign Affidavit.

Seller is not, and as of the Closing Date will not be, a "foreign person" within the meaning of Internal Revenue Code Section 1445, and Seller shall deliver to Purchaser at Closing a Non-Foreign Affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code ("Non-Foreign Affidavit").

13.  As Is.

Except for the express representations and warranties contained in Article 12, Seller has made no representations or warranties of any kind, and will at the Closing make no representations or warranties of any kind, in connection with the physical condition of the Properties. Except for the representations and warranties contained in Article 12 and the covenants and warranties to be contained in the Deed, Seller shall have no responsibility, liability or obligations subsequent to the Closing with respect to any conditions or as to any matters whatsoever respecting in any way the Properties, which Purchaser acknowledges is being purchased in an OAS IS, WHERE ISO condition.

14.  Risk of Loss.

If prior to the Closing any Property shall be taken entirely by condemnation or eminent domain, this Agreement shall be automatically canceled as to such Property, the pro-rata portion of, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, and thereupon neither party shall, except as otherwise provided herein, have any further liability or obligation to the other. If prior to the Closing less than all of any Property shall be taken by condemnation or eminent domain, then Purchaser may, at its option, cancel this Agreement, in which event Escrow Agent shall return to Purchaser the pro-rata portion of the Earnest Money Deposit and any interest earned thereon, and thereupon neither party shall have any further liability or obligation to each other as to such Property (except as otherwise stated herein), or Purchaser may accept title subject to the taking, in which event at the Closing the proceeds of the award or payment shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such taking shall be paid over to Purchaser. In all other regards, the risk of loss or damage to the Properties until the Closing shall be borne by Seller, except as provided in
Section 5.3.

15.  Notices.

All notices required or permitted to be given under this Agreement shall be in writing and shall be given by personal delivery, recognized overnight courier services or by deposit in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Seller and Purchaser at the addresses set forth on the first page of this Agreement or at such other address as


Marie  Callender  Purchase Agreement         Lessee /s/ SJ  Lessor /s/ RPJ
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a party may designate by notice similarly given. Notices shall be deemed  effective upon delivery; if personally delivered: on  the next  business  day  after deposit with  a  recognized  overnight courier  service, or on the expiration of three  (3)  days  after deposit in the US mail, as described above. A copy of any  notice shall be given to Escrow Agent.

Copies of any notice given to Seller shall also be given to:

     Marc Lindsey Weber, Esq.
     1500 Quail Street,  Suite 200
     Newport Beach, California  92660

                                  Telephone Number:  (949) 756-0100
                                   Facsimile Number: (949) 756-0137
16.  Miscellaneous.

     16.1 Incorporation of Recitals.

The recitals of this Agreement are hereby affirmed by the parties
as   true  and  correct  and  are  incorporated  herein  by  this reference.

     16.2 Waivers.

No  waiver  of  any  of  the provisions of this  Agreement  shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its sole benefit; however, unless otherwise provided for herein, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

     16.3 Construction.

This Agreement shall be interpreted according to the law of the state where the Properties are located, and shall be construed as a whole and in accordance with its fair meaning and without regard to, or taking into account, any presumption or other rule of law requiring construction against the party preparing this Agreement or any part hereof.

     16.4 Time.

Time is of the essence of this Agreement.

     16.5 Attorney's Fees.

If any action is brought by either party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

     16.6 Assignment.

Purchaser may assign its rights under this Agreement prior to Closing without the prior written consent of Seller.

     16.7 Binding Effect.



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This  Agreement  and  all instruments or documents  entered  into pursuant hereto are binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     16.8 Further Assurances and Documentation.

Each party agrees in good faith to take such further actions and execute such further documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

     16.9 Time Periods.

If the time for the performance of any obligation under this agreement expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

     16.10     Headings.

The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

     16.11     Entire Agreement.

This Agreement, together with all exhibits referred to herein, which are incorporated herein are made a part hereof by this reference and the Lease between the parties, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Purchaser and Seller.

     16.12     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     16.13     Survival.

Each of the terms and provisions of this Agreement, including the representations and warranties contained in Article 12, which are not incorporated into the Deed, or which are not satisfied by the execution and delivery of the Deed, or which by their nature require the parties to perform certain




Marie Callender Purchase Agreement           Lessee /s/ SJ  Lessor /s/ RPJ
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acts subsequent to the Closing, shall survive the Closing, except that  the representations and warranties contained in Article  12 shall  survive  the Closing for a period of only six  (6)  months only.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

MARIE CALLENDER PIE SHOPS, INC.,
a California corporation

By:  /s/ Stephen Jennings

Its:      CFO



PURCHASER:

AEI FUND MANAGEMENT, INC. (AND/OR ITS ASSIGNS) a Minnesota Corporation

By:  /s/ Robert P Johnson

Its:      Pres




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ACCEPTANCE BY ESCROW AGENT


Escrow Agent hereby (a) acknowledges receipt of Buyer's Deposit of $30,000, and a fully executed copy or counterpart copies of this Agreement on this 15th day of June 1999, and has inserted said date on the first page of this Agreement, and (b) hereby agrees to establish an escrow (Escrow No. 015425-DC) and to administer the same in accordance with the provisions hereof. Escrow Agent further agrees to immediately deliver to Purchaser and Seller copies or counterpart of this fully executed Agreement.


Commonwealth  Land Title Company
[changed to conform  to  the facts /s/ DC]


By:/s/ Debi Calmelat

Its:Escrow Officer




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                 EXHIBIT "A-1" TO PURCHASE AND SALE AGREEMENT

                              LEGAL DESCRIPTION
                                (Gresham, OR)


PARCEL 1:

A tract of land located in the J.P. Powell Donation Land Claim in
Section  3,  Township  1 South, Range 3 East  of  the  Willamette
Meridian, in the City of Gresham, County of Multnomal and State of Oregon.

Beginning at the intersection of the Northerly right of way of SE Burnside Road, with the Westerly right of way of SE 223rd Avenue, said point being 60 feet from the centerline of SE Burnside Road (County Road No. 2063) and 45 feet from the centerline of SE 223rd Avenue (County Road No. 3807); thence along the Northerly right of way line of SE Burnside Road along the arc of a 11,400 foot radius curve to the right, an arc distance of 42.88 feet of which the long chord bears North 67 10' 52" West; thence North 67 04' 24" West 431.12 feet to the true point of beginning of the hereinafter described land; thence North 67 04'24" West along the Northerly right of way line of SE Burnside Road, a distance of
166.00 feet; thence North 22 55' 36" East 314.07 feet to a point on the Southwesterly right of way line of SE 223rd Avenue; thence along the Southwesterly line of SE 223rd Avenue 93.85 feet alone the arc of a 761.20 foot radius curve to the left through a central angle of 7 03' 50" (the long chord bears South 89 08'00" East 93.79 feet); thence along said Southwest right of way line South 42 39'S5" East 148.41 feet; thence South 22 55'36" West
96.80 feet; thence North 67 04'24" West 52.00 feet; thence South 22 55'36" West 112.00 feet to the true point of beginning.

PARCEL 2:

A   non-exclusive  easement  for  ingress,  egress,  vehicle  and pedestrian traffic over the tracts more particularly described as follows:

A portion of land located within a parcel, being described by Deed recorded in Book 2417,
Page 1767, Multnomah County Deed Records; said parcel being in the Southwest one-quarter of
Section 3, Township 1 South, Range 3 East, in the City of Gresham, County of Multnomah and
State of Oregon, said portion being more particularly described as follows:

Beginning at a point being the most Southwesterly corner of said parcel, said point also being on the Northerly right-of-way line of S.E. Burnside Street; thence leaving said Northerly right-of-way line North 22 55'36" East 112.00 feet; thence South 67 04'24" East 10.99 feet; thence South 22 55'36" West 112.00 feet to said Northerly right-of-way line; thence tracing said Northerly right-of-way line North 67 04'24" West 10.99 feet to the point of beginning.

TOGETHER WITH a portion that begins at a point that bears South 22 55'36" West 31.67 feet from the most Northerly corner of said parcel; thence South 45 45'15" East 60.92 feet; thence North 52 37'55" East 25.65 feet to the Southerly right-of-way line of N.W. Fairview Drive; thence tracing said Southerly right-of-way line South 42 39'55" East 30.18 feet; thence leaving said Southerly right-of-way line South 52 23'08" West 16.19 feet; thence South 36 54'33" West 115.27 feet; thence South 6 05'13" East 22.82 feet; thence South 36 41'37" West 19.45 feet to the Northerly right-of-way line of S.E. Burnside Street; thence tracing said Northerly right-of-way line North 67 04'24" West
32.95 feet; thence leaving said Northerly right-of-way line North 36 42'41" East 4.70 feet; thence North 16 02'36" East 31.02 feet; thence North 37 24'30" East 95.12 feet; thence North 45 02'30" West 60.20 feet; thence North 22 55'36" East 27.11 feet to the point of beginning.





Marie  Callender  Purchase  Agreement         Lessee  /s/ SJ   Lessor /s/ RPJ
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                  EXHIBIT "A-2" TO PURCHASE AND SALE AGREEMENT

                         LEGAL DESCRIPTION OF PREMISES
                               (Henderson, NV)

Being a division of Lot One (1) as shown upon the FINAL MAP OF GALLERIA COMMONS (a Commercial Subdivision), as depicted in Book 79, Page 48 of Plats, Official Records, Clark County, Nevada, also being a portion of the West Half (W 1/2) of the Southwest Quarter (SW 1/4) of Section 3, Township 22 South, Range 62 East, M.D.M., City of Henderson, Clark County, Nevada, more particularly described as follows:

COMMENCING  at  the  West Quarter Corner (W  1/4  Cor),  of  said
Section 3, said corner being common to Sections 3 and 4;

Thence  South OO l4'06" West along the West line of said  Section
3, a distance of 808.13 feet;

Thence North 88 55'32" East, a distance of 50.01 feet to a point on the Easterly right-of-way line of Stephanie Street;

Thence South 00 14'06" West along said Easterly right-of-way line, a distance of 585.62 feet;

Thence South 89 45'54" East, a distance of 20.00 feet to the Point of Beginning;

Thence North 88 51'28" East, a distance of 147.22 feet;

Thence South 01 05'43" East, a distance of 108.33 feet;

Thence South 88 51'28" West, a distance of 2.92 feet;

Thence South 00 36'35" East, a distance of 179.31 feet;

Thence South 89 56'32" West, a distance of 149.41 feet;

Thence North 00 14'06" East, a distance of 284.89 feet to the True Point of Beginning.





Marie  Callender Purchase Agreement         Lessee  /s/SJ  Lessor /s/ RPJ
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                  EXHIBIT "A-3" TO PURCHASE AND SALE AGREEMENT

                             LEGAL DESCRIPTION
                              (Amarillo, TX)














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                   EXHIBIT "A-3" TO PURCHASE AND SALE AGREEMENT


                                LEGAL DESCRIPTION
                                (Amarillo, Texas)


A 1.303 Acre (56,750 sq. Ft.) tract of land out of Lot 12, Block 5, Lawrence Place Unite No. 25, an Addition to the City of Amarillo, as recorded in Volume 2328, Page 539, Official Public Records of Potter County, said 1.303 acre tract being more particularly described by metes and bounds as follows:
Beginning at a sawed "X" in the South right-of-way line of Wolflin Avenue, the Northwest corner and Point of Beginning of this tract, same being the Northwest corner of said Lote 12; Thence N 90 00' 00" E (Base Bearing from previously recorded plat) along the South right-of-way line of said Wolflin Avenue,
184.58 feet to 1/2 "X 24" rebar with cap stamped "S.H. PLS 4895", the Northeast corner of this tract;
Thence S 00 00' 31" E, a distance of 157.88 feet to a 1/2" rebar with cap stamped "S.H. PLS 4895", the Southeast corner of this tract;
Thence S 00 05' 48" E, a distance of 150.90 feet to a 1/2" rebar in the North right-of-way line of Interstate Highway No. 40, a Southeast corner of this tract;
Thence N 89 12' 56" W along the North right-of-way line of said Interstate Highway No. 40, a distance of 184.65 feet to a 1/2" rebar with Thomas cap, the Southwest corner of this tract;
Thence N 00 02' 32" W, a distance of 306.25 feet to the Point of Beginning of this tract;
Said  tract  contains a computed area of 1.303 acres (56,750  sq.
Ft) of land more or less.




                         LEASE AGREEMENT


      THIS LEASE AGREEMENT ("Lease") is made and entered into effective as of the _________ day of _________ , 1999 by and between AEI Fund Management, Inc. (or its assigns) ("AEI "), a Minnesota corporation whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor"), and MARIE CALLENDER PIE SHOPS, INC., a California corporation ("Lessee"), whose principal business address is 1100 Town & Country Road, Suite 1300, Orange, California 92868.

WITNESSETH

     WHEREAS, Lessor is the fee owner of a certain parcel of real property  and  improvements located at  ___________  and  legally
described   in  Exhibit  "A,"  which  is  attached   hereto   and
incorporated herein by reference; and

      WHEREAS, Lessee desires to lease said real property and building and improvements thereon (hereinafter referred to as the "Leased Premises") from Lessor upon the terms and conditions hereinafter provided;

      NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.     LEASED PREMISES

      Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.

ARTICLE 2.     TERM

A.    The  term  of  this Lease ("Term") shall  be  fifteen  (15)
consecutive "Lease Years", as hereinafter defined, commencing on __________________________, 1999 ("Commencement Date").

B. The first "Lease Year" of the Term shall be for a period of twelve (l2) consecutive calendar months from the Commencement Date. If the Commencement Date shall be other than the first day of a calendar month, the first "Lease Year" shall be the period from the Commencement Date to the end of the calendar month of the Commencement Date, plus the following twelve (l2) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.

C. The parties agree that upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes which will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms, as defined in Article 28 hereof, and the existence of the right of first refusal, and that said right shall terminate when this Lease is terminated, whichever occurs first.

ARTICLE 3.     IMPROVEMENTS

A. Lessee warrants and agrees that the Building has been constructed on the Leased Premises, and all other improvements to the land, including the parking lot, approaches,



Marie  Callender  Lease                 Lessee  /s/ SJ    Lessor /s/ RPJ
5/28/99



and service areas, have been constructed in all material respects by Lessee substantially in accordance with the plot, plans, and specifications provided to Lessor.

B. Lessee represents that Lessee has received no notice from a governmental agency of applicable jurisdiction that the Building or other improvements to the land is in violation of an applicable law, ordinance or regulation. Lessee understands, and agrees, that if the Building contains any existing violations of applicable law, ordinance or regulation, it shall be Lessee's obligation to remedy the same all at Lessee's cost and expense.

C. Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs incurred by Lessee to construct the Building and other related improvements on the Leased Premises, in the past, present or future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs for improvements made by, or at the direction of, Lessee.

D. On the Commencement Date, Lessee shall be deemed to have accepted Leased Premises and acknowledged that the premises are in the condition described under this Lease.

ARTICLE 4. RENT PAYMENTS

A. Lessee shall pay as fixed rental ("Base Rent") for the Leased Premises during the first five years of Term hereof the sum of $___________ per year, in equal monthly installments
("Monthly Rent") of $___________.

In the sixth and eleventh Lease Years, the Base Rent due and payable shall increase by an amount equal to five percent (5.0%) of the Base Rent payable for the immediately prior Lease Year. For each Renewal Term Lessee shall pay Base Rent, in monthly installments of Monthly Rent, in the amounts as follows:

        PERIOD                   BASE RENT

 YEARS  16  THROUGH 20:      115% of  the  Base  Rent  payable in
                             the first full Lease Year. years one
                             through five.

 YEARS  21  THROUGH 25:      120%  of  the  Base  Rent  payable in
                             the  first  full Lease Year.

 YEARS  26  THROUGH 30:      125%  of  the  Base  Rent  payable in
                             the  first  full Lease Year.

      The Monthly Rent shall be paid in advance to Lessor (or its designees) on the first day of each month in equal monthly installments, any partial month to be prorated based upon a thirty (30) day month. Monthly Rent shall commence on the Commencement Date.

B.   Overdue Payments.

     Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of ten percent (10%) per annum commencing seven (7) days after Lessee's receipt of Lessor's written notice stating such Rent or other monetary amounts are past due.


Marie Callender Lease                   Lessee /s/ SJ    Lessor /s/ RPJ
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ARTICLE 5. INSURANCE AND INDEMNITY

A. Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other risks (including earthquake insurance, if the Leased Premises is located in a federally designated earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of all risk, extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value with commercially reasonable deductibles, which deductibles shall, in any event, be not more than $100,000. Additionally, replacement cost endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available) and Building Ordinance Compliance endorsement, and Rent loss endorsements (for a period of 90 days) shall be obtained.

B. Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of the Leased Premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State where the Leased Premises are located, with initial limits of at least $2,000,000 per occurrence with $3,000,000 general aggregate (inclusive of umbrella coverage).

C. Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf, following seven (7) business days written notice to Lessee of Lessor's intent to do so (unless insurance then in place would lapse during such period, or already has lapsed, in which case no notice need be given) and Lessee may obtain such insurance during said seven (7) day period and not then be in default hereunder. If Lessor shall obtain such insurance, Lessee will then, within five (5) business days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at 10% per annum which amount shall be considered Rent payable by Lessee in addition to the Rent defined at Article 4 hereof.

D. All policies of insurance provided for or contemplated by this Article can be under Lessee's blanket insurance coverage and shall name Lessor, Lessor's corporate general partner, and Robert
P. Johnson, any mortgagee, and Lessee as additional insured and loss payee as their respective interests (as landlord and lessee, respectively) may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall be in place on or before the Commencement Date and contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against Lessor. The coverages required in this Section may be subject to LesseeOs customary deductible or retention, but not to exceed $100,000. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall maintain legible copies of any and all policies and endorsements



Marie  Callender Lease                     Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99



required herein, to be made available for Lessor's review and photocopy upon Lessor's reasonable request from time to time. On the Commencement Date and no less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies of any and all renewal Certificates of Insurance reflecting the above terms of the Policies (including endorsements).

     Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $250,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Premises.

E. Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Commencement Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor, its employees, agents or contractors, and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or negligence of Lessor, its employees, agents or contractors. In the event of any loss, damage, or injury caused by the joint negligence or willful misconduct of Lessor and Lessee, they shall be liable therefor in accordance with their respective degrees of fault.

F. Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6. TAXES, ASSESSMENTS AND UTILITIES

A. Lessee shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Commencement Date of this Lease for the period prior to the expiration of the term hereof, or any Renewal Term, if exercised.

B. Lessee shall pay all real estate taxes, assessments for public improvements or benefits, and, except as otherwise provided below, other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof. Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. Nothing herein shall be deemed or construed to require Lessee to pay or discharge any tax which may be levied by any governmental authority upon the income, profits, or business of Lessor,



Marie Callender Lease                   Lessee /s/ SJ    Lessor /s/ RPJ
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including  rent  due Lessor hereunder, or any  personal  property taxes, franchise, inheritance or estate bases, or taxes upon inheritance or right of succession which may be levied against any estate or interest of Lessor.

C. All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises (or through the expiration of the term hereof, if longer) in said respective tax years. Lessee shall pay within 60 days of the expiration of the term hereof Lessor's reasonable estimate of Lessee's pro-rata share of real estate taxes for the last tax year of the term hereof, based upon the last available tax bill. Lessor shall give Lessee notice of such estimated pro-rata real estate taxes no later than 75 days from the end of the term hereof. Upon receipt of the actual statement of real estate taxes for such prorated period, Lessor shall either refund to Lessee any over payment of the pro-rata Lessee obligation, or shall assess and Lessee shall pay promptly upon notice any remaining portion of the LesseeOs pro-rata obligation for such real estate taxes.

D. Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security reasonably satisfactory to Lessor. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, Lessee shall be entitled to receive and retain the refund, subject, however, to apportionment as provided during the first and last years of the term of this Lease.

E. Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to recover the amount of such expenses from any refund, but not more than the refund, payable by the governmental authority with respect thereto.

F. Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

G. Within thirty (30) days after Lessor notifies Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax or excise tax, on Rents imposed by the State where the Leased Premises are located.



Marie Callender Lease                     Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99



ARTICLE 7.     PROHIBITION ON ASSIGNMENTS AND SUBLETTING

A. Except as otherwise expressly provided in this Article, Lessee shall not, without obtaining the prior written consent of Lessor, in each instance:

     1. assign or otherwise transfer this Lease, or any part of Lessee's right, title or interest therein;

      2. sublet all or any part of the Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than Lessee, be it a corporation, a partnership, an individual or other entity); or

      3. mortgage, pledge or otherwise encumber this Lease, or the Leased Premises.

B.   For the purposes of this Article:

     The transfer of voting control of any class of capital stock of any corporate Lessee or sublessee, or the transfer voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

       1. an agreement by any other Person, directly or indirectly, to assume Lessee's obligations under this Lease shall be deemed an assignment;

      2. any Person to whom Lessee's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article.

     3. each material modification, amendment or extension or any sublease to which Lessor has previously consented shall be deemed a new sublease; and

       4. Lessee shall present the signed consent to such assignment and/or subletting from any guarantors of this Lease, such consent to be in form and substance reasonably satisfactory to Lessor.

      Lessee agrees to furnish to Lessor within ten (10) business days following demand at any time such information and assurances as Lessor may reasonably request that neither Lessee, nor, to Lessee's knowledge, any previously permitted sublessee or assignee, has violated the provisions of this Article.

C. If Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement with the proposed assignee or sublessee, as applicable.

      Lessor agrees that its consent to any other proposed assignment or sublet shall not be unreasonably withheld or delayed, provided Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consent of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming its continued liability hereunder.


Marie Callender Lease                    Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99




D. Notwithstanding anything in this Lease to the contrary, Lessee shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of Lessor:

      1. to any corporation with which Lessee may merge or consolidate, which acquires all or substantially all of the shares of stock or assets of Lessee or which is a parent or subsidiary of Lessee, or which is the successor corporation in the event of a corporate reorganization, or

      2. to any person, entity, partnership, or corporation which acquires a majority of Lessee's restaurants, or a majority of Lessee's restaurants in the state in which the Premises are located, or

     3.   to a franchisee of Lessee.

           Any  such  assignment or sublease  shall  not  relieve
Lessee or any guarantor of liability under this Lease unless expressly approved in writing by Lessor.

ARTICLE 8. REPAIRS AND MAINTENANCE

A. Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the
Leased Premises during the term of the Lease, or any renewal terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: the interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto and incorporated herein by reference and, further, agrees to replace any of such Lessor's equipment as necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), within the Leased Premises and other similar items.

B. If Lessee refuses or neglects to commence or complete repairs promptly and adequately, after prior written notice as required under Article 16(B) (except in cases of emergency to prevent waste or preserve the safety of the Leased Premises, in which case no notice need be given), Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor within seven (7) business days following demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the term of this Lease. If Lessee is not then in default of this lease beyond the applicable cure period following notice from Lessor, Lessee shall have the right to make repairs and improvements to the Leased Premises without the prior written consent of Lessor if such repairs and improvements (1) are nonstructural and do not exceed $150,000 in cost or (2) affect the structural integrity of the Leased Premises but do not exceed One Hundred Thousand Dollars ($100,000.00) in cost. Lessor's consent to all other repairs or improvements shall not be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor, except for Lessee's moveable trade fixtures. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise



Marie Callender Lease                  Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99



out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

ARTICLE 9. COMPLIANCE WITH LAWS AND REGULATIONS

      Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements. Lessee will comply with all easements, restrictions, and covenants of record against or burdening the Leased Premises.

ARTICLE 10. SIGNS

      Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

ARTICLE 11. SUBORDINATION

A. Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement with Lessee. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement. In the event that the mortgagee, beneficiary, or any other person, acquires title to the Premises pursuant to the exercise of any remedy provided for in the mortgage or deed of trust, this Lease shall not be terminated or affected by said foreclosure or sale, or any such proceeding, and the mortgagee or beneficiary shall agree that any sale of the Premises pursuant to the exercise of any rights and remedies under the mortgage, deed of trust or otherwise, shall be made subject to this Lease and the rights of the Lessee hereunder. Lessee agrees to attorn to the mortgagee, beneficiary or such other person as its new lessor, and the Lease shall continue in full force and effect as a direct Lease between Lessee and mortgagee, beneficiary or such other person, upon all the terms, covenants, and agreements set forth in this Lease.

B. Lessee covenants and agrees to execute and deliver, upon demand, such further reasonable instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any proposed mortgagee or proposed mortgagees, provided such mortgagee shall execute a commercially reasonable subordination, attornment and non-disturbance agreement with Lessee.

ARTICLE l2. CONDEMNATION OR EMINENT DOMAIN

A. If the hole of the Leased Premises are taken by any public authority, ("Condemnor") under the power of eminent domain, or by private purchase in lieu thereof ("Condemnation"), then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day.


Marie Callender Lease                     Lessee /s/ SJ     Lessor /s/ RPJ
5/28/99




B. Lessee shall have the right to elect to terminate the Lease if a Condemnor by Condemnation acquires any of the following:
     1.   any material portion of the restaurant building,
     2. in excess of fifteen percent (15%) of the parking spaces within the Leased Premises, or
     3. Any taking which would prohibit or materially interfere with Lessee's using the Leased Premises as a restaurant.

In the event that this Lease shall terminate or be terminated, the Rent shall, if and as necessary, be paid up to the day that possession of the Leased Premises was surrendered.

C. If any part of the building or more than 15% of the parking spaces within the Leased Premises shall be so taken but Lessee does not elect to terminate this Lease, then Lessee shall, with the use of the condemnation proceeds which Lessor shall make available to Lessee, but otherwise at Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of the condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This Lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

D. All compensation for real property awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim in such proceedings for loss of business or goodwill, damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish Lessor's award.

E. If the Premises becomes subject to Condemnation for a period of less than one (1) year, then this shall constitute a temporary Condemnation, during which time all the provisions of this Lease shall remain in full force and effect. Lessee shall be entitled to compensation from the Condemnor if allowable or against the total award for the taking of a construction easement, for interruption of Lessee's business and such other relief as provided by law as a result of any such temporary Condemnation.

ARTICLE 13. RIGHT TO INSPECT

     Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises, after reasonable notice to Lessee, to show the Premises. At any time within ninety (90) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises. Lessor and Lessor's representatives shall at all times while upon or about the Leased Premises observe and comply with Lessee's reasonable health and safety rules, regulations, policies and procedures. Lessor agrees to indemnify and hold Lessee, its successors, assigns, agents and employees from and against any liability, claims, demands, cause of action, suits and other litigation or judgments of every kind and character, including injury to or death of any person or persons, or trespass to, or damage to, or loss or destruction of, any property, whether real or personal, to the extent



Marie Callender Lease                     Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99




resulting from the gross negligence or willful misconduct or Lessor or Lessor's representatives while upon or about the Leased
Premises.

ARTICLE 14. USE

      From and after the Commencement Date, the Leased Premises may be used as a restaurant. In any other case, after obtaining Lessor's prior written consent, such consent not to be unreasonably withheld or delayed, Lessee may conduct any lawful business from the Leased Premises. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease.

ARTICLE 15. DESTRUCTION OF PREMISES

      If, during the term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, then, except as provided in Section 15.B, within a reasonable time (but in no event longer than one hundred eighty (180) days, (subject to events beyond Lessee's control as provided in Article 36) Lessee shall repair and restore the improvements so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

      The insurance proceeds (exclusive of Lessee's deductible) shall be used to reimburse Lessee for the cost of rebuilding or restoration of the Leased Premises. Risk that the insurance company shall be insolvent or shall refuse to make insurance proceeds available shall be with Lessee. The Leased Premises shall be so restored or rebuilt so as to be of at least equal size, value and substantially the same character as prior to such damage or destruction.

     If the insurance proceeds (exclusive of Lessee's deductible) are equal to, or less than, One Hundred Fifty Thousand Dollars ($150,000), they shall be paid to Lessee for such repair and restoration. If the insurance proceeds are greater than or equal to One Hundred Fifty Thousand Dollars ($150,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration. Reimbursements shall be made to Lessee upon delivery to Escrowee of certificates or affidavits from Lessee's general contractor showing amounts paid for reconstruction of the improvements. If the proceeds held by Escrowee, when added to Lessee's deductible, are not sufficient to pay the total cost of restoration, then Lessee shall pay the difference between such amounts and such total restoration cost.

      Any sums, including interest, not disbursed by the Escrowee after restoration of the improvements has been completed, shall be paid to Lessee within ten (10) days after delivery to Escrowee of Lessee's written request therefore.

     Both parties shall promptly execute all reasonable documents and perform all acts reasonably required by the Escrowee to allow it to perform its obligations under this paragraph.

      If during the last two (2) years of the remaining term of this Lease or any of the option terms of this Lease, if any further options to renew remain, the Leased Premises are damaged or destroyed to the extent of fifty (50%) percent of its replacement cost, or damaged or destroyed such that Lessee cannot carry on business as a casual dining


Marie Callender Lease                     Lessee  /s/ SJ   Lessor /s/ RPJ
5/28/99



restaurant without being closed for more than ninety (90) days, then Lessee may elect, within 30 days of such damage, to exercise at least one (1) option to renew this Lease so that the remaining term of the Lease is not less than five (5) years. If Lessee does not elect to exercise such option to renew this Lease, or if no option to renew remains, then this Lease shall terminate on the earlier of Lessor's receipt of the insurance proceeds payable for the damaged improvements, and the amount of the applicable deductible or the expiration of the term of this Lease.

ARTICLE 16. ACTS OF DEFAULT

      Each of the following shall be deemed a default by Lessee and a breach of this Lease:

A. Failure to pay the Rent or any monetary obligation herein reserved, within five (5) business days after receipt of written notice from Lessor to cure the failure to pay the Rent or any monetary obligation herein reserved.

B. Failure to do, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by within thirty
(30) days after written notice from Lessor specifying such default, or within such longer time as may be reasonably necessary if such default cannot reasonably be cured within thirty (30) days, if Lessee is diligently pursuing a course of conduct capable of curing such default, but in any event such cure period shall not exceed 180 days after written notice from Lessor of the default hereunder.

C.    The abandonment by Lessee of the Leased Premises for thirty
(30) consecutive days, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, unless the petition for bankruptcy is dismissed within sixty (60) days after filing, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment; provided, however, that the foregoing shall not constitute events of default so long as Lessee continues to otherwise satisfy its obligations (including but not limited to the payment of Rent) hereunder.

ARTICLE 17. TERMINATION FOR DEFAULT

      In the event Lessee fails to cure a default within the time allowed in Section 16 after written notice from Lessor,] and at any time thereafter Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted provided, however, that Lessee shall have continuing liability for all future rents for the remainder of the then present term as set forth in, and to the extent of, Article 19, notwithstanding any earlier termination of the Lease hereunder (except where Lessee has exercised a right to terminate where granted herein), preserving unto Lessor the benefit of its bargained-for rental payments.

ARTICLE 18. LESSOR'S RIGHT OF RE-ENTRY

      In the event that this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the premises or any part thereof, shall be abandoned by Lessee and Rent shall not be paid or other obligations (including but not limited to repair and maintenance obligations) of Lessee hereunder shall not be met, then Lessor or its agents,


Marie Callender Lease                     Lessee /s/ SJ   Lessor /s/ RPJ
5/28/99



servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or otherwise but without breach of the peace, without being liable for any damages therefor, except for damages resulting from Lessor's negligence or willful misconduct. Notwithstanding anything above to the contrary, if Lessee is still in possession of the Leased Premises, Lessor agrees to use such legal proceedings (summary or otherwise) prescribed by law to regain possession of the Leased Premises.

ARTICLE 19. LESSEE'S CONTINUING LIABILITY

A. Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor shall undertake commercially reasonable efforts to mitigate Lessee's continuing liability hereunder as such efforts may be prescribed by law or statute (which shall include listing the Leased Premises with a licensed commercial real estate broker and securing the property against waste, but shall not otherwise include the expenditure of Lessor's funds, unless the same cannot be waived between the parties hereto as herein provided and the same shall be required by law or statute), and in addition, Lessor may either (i) terminate this Lease or (ii) it may from time to time, without terminating this Lease and the contractual obligation of Lessee to pay Rent under this Lease, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for the remainder of the original Term or any exercised Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor may reasonably deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease and under any recorded memorandum of Lease, including termination of the Right to Market under Article 34 of this Lease.

B. Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

      1. First, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor;

      2. Second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

      3. Third, to the payment of Rent and other monetary obligations due and unpaid hereunder;

      4. Finally, the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

      If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.


Marie Callender Lease                  Lessee /s/ SJ     Lessor /s/ RPJ
5/28/99




C. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any uncured breach.

D.   In addition to any other remedies Lessor may have under this
Article 19, Lessor may recover from Lessee all damages it may actually incur by reason of any uncured breach, including: the cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, if Landlord terminates the Lease the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet), (the Lessee bearing the burden of proof to demonstrate the amount of rental loss for the same period, that through reasonable efforts to mitigate damages, could have been avoided) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

E. It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease.

ARTICLE 20. PERSONALTY, FIXTURES AND EQUIPMENT

A. All permanent building fixtures in or on the Leased Premises paid for by Lessor including, but not limited to, heating system, electrical wiring, lighting system, ventilating system, plumbing system, and air conditioning system, shall be the property of Lessor. All other movable fixtures, trade fixtures, equipment and all other articles of personal property owned by Lessee shall remain the property of Lessee.

B. Lessee shall furnish and pay for any and all equipment, furniture, movable fixtures, trade fixtures, and signs, except for such items, if any, described in Article 20(A) above, as owned by Lessor.

C. At the end of the term of this Lease, the property described at Article 20(B) above which is owned by Lessee, after written notice to Lessor given at least ten (10) business days prior to any proposed removal, may be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law; however, all damages and repairs to the Leased Premises which may be caused by the removal of such property shall be paid for by Lessee.

ARTICLE 21. LIENS

     Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within forty-five (45) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee. Should Lessee fail to take the foregoing steps within said forty-five (45) day period (or in any event, prior to the expiration of the time within which Lessee may bond over such lien to remove it as a


Marie Callender Lease                     Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99



lien upon the Leased Premises), Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22. NO WAIVER BY LESSOR EXCEPT IN WRITING

     No agreement to accept a surrender of the Leased Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

ARTICLE 23. QUIET ENJOYMENT

     Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full term granted, including renewal periods.

ARTICLE 24. PAYMENT OF COSTS AND ATTORNEYS' FEES

     Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees, including but not limited to attorney's fees incurred at the trial level and in any appellate or bankruptcy proceeding, and expenses that shall be incurred by the prevailing party in enforcing by civil action the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting. Such costs, attorneys fees, and expenses if incurred by Lessor shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25. ESTOPPEL CERTIFICATES

      Either party to this Lease will, at any time, upon not less than ten (10) business days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered


Marie Callender Lease                  Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99




pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26. FINANCIAL STATEMENTS

      During the term of this Lease, Lessee will, within one hundred twenty (120) days after the end of Lessee's fiscal year, or sooner if available, furnish its financial statements to Lessor. Lessee's financial statements shall include, at a minimum, a reviewed balance sheet and statement of operations, and do not need to be prepared by an independent certified public accountant, but shall be prepared in conformity with generally accepted accounting principles (hereafter "GAAP") and be represented and warranted in writing as true and correct by the chief financial officer or other authorized officer of Lessee. Additionally, during the term of the Lease, upon LessorOs written request Lessee will within furnish Lessor with Lessee's financial statements and operating statements of the Leased Premises the last ended fiscal quarter. Said quarterly statements do not need to be prepared by an independent certified public accountant, but shall be represented and warranted in writing as true and correct by the chief financial officer or other authorized officer of Lessee. The financial statements shall conform to GAAP, and
include,  at  a  minimum,  a  balance  sheet  and  statement   of
operations.

ARTICLE 27. OPTION TO RENEW

      If this Lease is not previously canceled or terminated and if Lessee and is not then in default beyond the applicable cure period following LandlordOs notice of default, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for three (3) consecutive periods of five (5) years each (singularly "Renewal Term"). Annual Base Rent during each Renewal Term shall be as set forth in Section 4.A.

      The first Renewal Term will commence on the day following the date the original Term expires and successive Renewal Terms would commence on the day following the last day of the then expiring Renewal Term. Except as otherwise provided in Article 15 hereof, Lessee must give ninety (90) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.

ARTICLE 28. MISCELLANEOUS PROVISIONS

A. All written notices shall be given to Lessor or Lessee by certified mail or nationally recognized overnight mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing.

B. The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

C. This Lease shall be governed by and construed under the laws of the State where the Leased Premises are situated.

D. In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.


Marie Callender Lease                  Lessee /s/ SJ      Lessor /s/ RPJ
5/28/99




E. The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

F. In the event Lessee remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new lease and without Lessor's written permission, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall be One Hundred Fifty percent (150%) the amount due on the last month prior to such expiration.

G. If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee and deemed to constitute Rent hereunder) shall not be paid within seven (7) business days after notice from Landlord that such payment is past due, Lessor shall have the right to charge Lessee a late charge of $500 for any amount of Rent installment that remains unpaid after the second such occurrence in any 12 month period.

H. All proceeds from any conveyance of a permanent easement shall belong solely to Lessor.

I. For the purpose of this Lease, the term "Rent" shall be defined as Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

J. Lessee agrees to cooperate with Lessor to allow Lessor to obtain and use at Lessor's expense promotional photographs of the Leased Premises.

ARTICLE 30. REMEDIES

      Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity. Notwithstanding the foregoing, Lessor hereby waives any statutory or common law landlordOs lien on LesseeOs personal property.

ARTICLE 31. HAZARDOUS MATERIALS INDEMNITY

      Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Leased Premises to be used, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Leased Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials");
(ii) to the best of Lessee's knowledge that there have been no investigations or reports involving Lessee, or the Leased Premises by any governmental authority which in any way pertain to Hazardous Materials in or at the Leased Premises (iii) to the best of Lessee's knowledge that the operation of the Leased
Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) to the best of Lessee's knowledge that the Leased


Marie Callender Lease                  Lessee /s/ SJ     Lessor /s/ RPJ
5/28/99




Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and
(v) that the Leased Premises do not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

      A. any loss, damage, expense or cost arising out of or incurred by Lessor which is the result of the above covenants, representations and warranties, and

      B. any and all liability of any kind whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials placed or released on the Leased Premises by Lessee, together with all reasonable attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the lesser of 10% or the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

ARTICLE 32.

      Upon a third monetary default for non-payment of taxes by Lessee which remains uncured after the expiration of any applicable notice and cure period, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one twelfth (1/12th) of the estimated annual real estate taxes, assessments and ("Charges") due on the Leased Premises. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or at Lessee's option, will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

ARTICLE 33. NET LEASE

     Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor.

ARTICLE 34. RIGHT TO MARKET

     Lessor, for itself, its successors and assigns, hereby gives and grants to Lessee a right of first refusal (the "Right of First Refusal") to purchase the Leased Premises, subject to the following terms and conditions:



Marie Callender Lease                 Lessee  /s/ SJ    Lessor /s/ RPJ
5/28/99




      (A)  DURATION OF RIGHT OF FIRST REFUSAL. The Right of First
Refusal and all rights and privileges of Lessee hereunder shall be in force for the term of this Lease until the expiration of Lessee's right to possession.

      (B) MANNER OF EXERCISING RIGHT OF FIRST REFUSAL. If Lessor ("Selling Lessor") shall desire to sell all or any portion of its interest in the Leased Premises (subject to the terms of this Lease), Selling Lessor shall give Lessee written notice of Selling Lessor's intention to sell Selling Lessor's interest (partial or whole) in the Leased Premises. Such notice ("Lessor's Notice") shall give Selling Lessor's name and address and state a price at which Selling Lessor intends to sell, and will sell, a specified portion or all of its interest in the fee simple to the Leased Premises. If Lessee shall fail to exercise its Right of First Refusal as set forth herein, the terms of Article 34(E) shall apply. For twenty (20) business days following the giving of such notice, Lessee shall have the option to purchase for cash such portion of the fee interest of the Selling Lessor at the price stated in the Lessor's Notice. A written notice in substantially the following form, addressed to Selling Lessor and signed by Lessee and given, in accordance with the provisions of
Article 29(A) hereof, within the period for exercising the Right of First Refusal, submitted with a bank cashier's check or money order payable to the order of Selling Lessor in the amount of $20,000 (the "Earnest Money") shall be an effective exercise of Lessee's Right of First Refusal, to wit:

                         (date)

      "We hereby exercise the Right of First Refusal to purchase such portion of the fee interest of the Selling Lessor (as set forth in Lessor's Notice) in the property commonly known as _______________ , pursuant to the Right of First Refusal contained in that certain Net Lease Agreement between us pertaining to said premises."

     (C) TERMS OF SALE IF RIGHT OF FIRST REFUSAL EXERCISED. Upon Lessee's exercise of the Right of First Refusal in accordance with the provisions of subparagraph (B) hereof, Selling Lessor shall be obligated to sell and convey by recordable general warranty deed, good and indefeasible title to its interest in the Leased Premises (or such portion thereof as set forth in Lessor's Notice) subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the term hereof, and Lessee shall be obligated to purchase such Lessor's interest upon the following terms and conditions:

          (i)  PRICE. The price "Purchase Price" at which Selling
          Lessor  shall sell and Lessee shall purchase the Leased
          Premises shall be the price stated in Lessor's Notice.

          (ii) CLOSING. Closing shall be sixty (60) days after the expiration of the twenty days within which Lessee may exercise its Right of First Refusal, unless the parties mutually agree otherwise. The Purchase Price, less credit for the Earnest Money and any other credits to which Lessee is entitled hereunder, shall be tendered in cash or other certified funds by Lessee at Closing.

          (iii) EVIDENCE OF TITLE. Not less than ten (10) days prior to closing, Selling Lessor shall obtain a commitment for an ALTA owner's policy of title insurance dated within thirty (30) days of the closing date, issued by a nationally recognized title insurance company selected by Selling Lessor (the "Title Company") in the amount of the Purchase Price determined pursuant to subparagraph (C)(i) above, naming Lessee as the proposed insured, and covering the fee simple title to the Leased Premises, and showing Selling Lessor vested with good title to portion of


Marie Callender Lease                      Lessee /s/ SJ   Lessor /s/ RPJ
5/28/99


                the Leased Premises being sold, subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the term hereof. Such title commitment shall be conclusive evidence of good title. If Lessee shall make objection to the marketability of title, Selling Lessor shall have no obligation to make title marketable, but may withdraw Lessor's notice of intent to market the Premises.

          (iv) PRORATIONS. Selling Lessor shall pay the cost of the aforesaid title policy and any and all state and municipal taxes imposed by law on the transfer of the title to the Leased Premises, or the transaction pursuant to which such transfer occurs. Water, sewer and other utility charges, if any, which are not metered, driveway permit charges, if any, general real estate taxes, and other similar items, shall be adjusted ratably as of the Closing, except to the extent otherwise settled between the parties pursuant to other provisions of this Lease. A prorated portion of the Rent prepaid by Lessee for the month of closing shall be credited toward the Purchase Price and Lessee shall be given a credit for rent prepaid for any period after the month in which the Closing occurs. Otherwise, Lessee shall not receive a credit against the Purchase Price for Rent paid hereunder.

          (v) ESCROW CLOSING. At the election of Selling Lessor or Lessee upon notice to the other party not less than five (5) days prior to the Closing, this sale shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then is use by said company, with such special provisions inserted in the escrow agreement as may be required to conform with this agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, paying of the purchase price and delivery of the deed shall be made through the escrow. The cost of the escrow shall be divided equally between the Selling Lessor and Lessee. If for any reason other than Lessee's default, the transaction fails to close, the Earnest Money shall be returned to Lessee forthwith.

          (vi) REMEDIES ON DEFAULT. If Lessee defaults under the provisions of this subparagraph 34(C), Selling Lessor shall have the right to annul the provisions of this paragraph 34 by giving Lessee notice of such election, provided that Selling Lessor has first notified Lessee of such default and Lessee has failed to cure the same within ten (10) days after such notice. Upon Selling Lessor's notice of annulment in accordance herewith, the Earnest Money shall be forfeited and paid to Selling Lessor as liquidated damages, which shall be Selling Lessor's sole and exclusive remedy. If Selling Lessor defaults under the provisions of this subparagraph 34(C) and fails to cure such default within ten (10) days after being notified of the same by Lessee, then in such event, (i) the Earnest Money at Lessee's election and immediately upon its demand shall be returned to Lessee, which return shall not, however, in any way release or absolve Selling Lessor from its obligations hereunder and (ii) Lessee shall be entitled to all remedies (both legal and equitable) the law (both statutory and decisional) of the state in which the Leased Premises are situated provides without first having to tender the balance of the purchase price as a condition precedent thereof and without having to make any election of such remedies.



Marie Callender Lease                       Lessee /s/ SJ   Lessor /s/ RPJ
5/28/99



      (D) EFFECT OF RIGHT OF FIRST REFUSAL ON LEASE. If this Right of First Refusal is exercised by Lessee and is exercisable in Lessor's Notice as to the entire fee simple, this Lease shall continue in full force and effect until the Closing hereinabove specified. If the Right of First Refusal is exercised only as to all of an undivided portion of the fee simple to the Leased Premises, the Lease shall remain in full force and effect without merger or termination of this Lease because of such purchase. If such Closing fails to occur for any reason, this Lease shall continue in full force and effect, except that if the provisions of this paragraph 34 are annulled by Selling Lessor, in accordance with subparagraph 34(C)(vi), by reason of a default by Lessee, this Lease shall continue, but without the provisions of this paragraph 34 being a part hereof.

     (E) If Lessee fails to exercise its Right of First Refusal, Selling Lessor shall be free to sell all or any portion of its interest in the Leased Premises for nine months following the expiration of the twenty days within which Lessee may exercise its Right of First Refusal, provided that the Selling Lessor giving such Lessor's Notice shall sell its interest (or a portion thereof) for a price equal to or greater than the price (or the pro-rata portion thereof if a portion of the Selling Lessor's interest in the Leased Premises is sold) set forth in Lessor's Notice. This Right of First Refusal shall survive any sale of the Leased Premises and shall apply to any subsequent sale or potential sale by Lessor or its successors and assigns.

ARTICLE 35. COUNTERPART EXECUTION

      This agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

ARTICLE 36 FORCE MAJEURE

      In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, military or usurped power, sabotage, terrorism, unusually severe weather, acts of God, fire or other casualty or other reason (but excluding





Marie  Callender Lease                     Lessee /s/ SJ    Lessor /s/ RPJ
5/28/99

financial inability) of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay,

      IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.



LESSEE:

MARIE CALLENDER PIE SHOPS, INC.
 a California corporation

By: _______________________________

Its: _______________________________





LESSOR:

AEI FUND MANAGEMENT, INC. (AND/OR ITS ASSIGNS) a Minnesota corporation

By: _______________________________

Its: _______________________________






Marie Callender Lease                     Lessee  /s/ SJ    Lessor /s/ RPJ
5/28/99